UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 8, 2010

GREAT SOUTHERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (417) 887-4400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Great Southern Bancorp, Inc. (the “Company”), the holding company for Great Southern Bank (the “Bank”), set the base annual salaries for 2010 for the Company’s executive officers as follows:

Name and Title	2010 Base Salary

William V. Turner	$200,000
Chairman of the Board of
the Company and the Bank

Joseph W. Turner	$275,000
President and Chief
Executive Officer of the
Company and the Bank

Rex A. Copeland	$240,000
Treasurer of the Company and
Senior Vice President and Chief
Financial Officer of the Bank

Steven G. Mitchem	$230,000
Senior Vice President and Chief
Lending Officer of the Bank

Douglas W. Marrs	$123,000
Secretary of the Company and
Secretary, Vice President – Operations
of the Bank

Linton J. Thomason	$121,000
Vice President – Information Services of
the Bank

Separately, the Committee also ratified for 2009 the incentive bonus arrangement previously disclosed by the Company under which participating officers may earn a cash bonus of up to 15% of the officer’s base annual salary, with up to 7.5% based on the extent to which the Company achieves targeted earnings per share results and up to 7.5% based on the officer’s individual performance.  Messrs. Marrs and Thomason are the only named executive officers eligible to participate in this arrangement for 2009 as a result of the Company’s participation in the TARP Capital Purchase Program of the U.S. Department of the Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date: January 14, 2010	By:	/s/ Joseph W. Turner
Joseph W. Turner
President and Chief Executive Officer